EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-53992, 333-87110, 333-102483, 333-107332 and 333-109172 on Form S-3 and
Registration Statement Nos. 333-91414, 333-66256, 333-43252, 333-79447,
333-69919, 333-32297, 333-12913, 033-92436, 033-92470, 033-85366, 033-66186,
033-54674 and 333-106375 on Form S-8 of Ligand Pharmaceuticals Incorporated, of our report dated March 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), appearing in this Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2003.

/S/DELOITTE & TOUCHE LLP


San Diego, California
March 10, 2004